                              VISIBLE GENETICS INC.
                           CONSOLIDATED BALANCE SHEETS
                            ( UNITED STATES DOLLARS)

                                                                              DECEMBER 31           DECEMBER 31
                                                                                 2001                   2000
                                                                      --------------------   -------------------


ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                         $      15,502,095      $     18,476,303
      Short-term investments                                                   37,692,756            61,922,687
      Trade receivables, net of allowance for doubtful accounts                 3,136,754             3,214,934
      Other receivables                                                           437,888               884,995
      Prepaid and deposits                                                        392,454               452,124
      Inventory                                                                 2,756,950             2,268,877
                                                                      --------------------   -------------------

TOTAL CURRENT ASSETS                                                           59,918,897            87,219,920
                                                                      --------------------   -------------------


FIXED ASSETS                                                                   18,656,995            10,292,282
PATENTS AND LICENSES                                                           14,336,439            12,182,112
OTHER LONG TERM ASSETS                                                            456,744               481,383
                                                                      --------------------   -------------------

                                                                        $      93,369,075      $    110,175,697
                                                                      ====================   ===================

LIABILITIES
CURRENT LIABILITIES
      Accounts payable                                                  $       3,851,701      $      3,847,364
      Accrued liabilities                                                       5,081,814             5,265,864
                                                                      --------------------   -------------------

TOTAL CURRENT LIABILITIES                                                       8,933,515             9,113,228
                                                                      --------------------   -------------------


MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED SHARES                            26,886,004            24,397,398
                                                                      --------------------   -------------------

SHAREHOLDERS' EQUITY
      Share capital                                                           195,408,884           169,717,379
      Other equity                                                                      -                     -
      Cumulative translation adjustment                                        (1,018,839)           (1,013,459)
      Deficit                                                                (136,840,489)          (92,038,849)
                                                                      --------------------   -------------------

                                                                               57,549,556            76,665,071
                                                                      --------------------   -------------------

                                                                        $      93,369,075      $    110,175,697
                                                                      ====================   ===================

                              VISIBLE GENETICS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNITED STATES DOLLARS)


                                                 THREE MONTHS ENDED DECEMBER 31         YEARS ENDED DECEMBER 31
                                                      2001              2000               2001              2000
                                                      ----              ----               ----              ----
                                                   (UNAUDITED)       (UNAUDITED)

SALES
     Products                                   $   3,143,481     $   2,984,628     $  13,330,346     $  12,659,783
     Services                                          47,286            27,926           249,568           412,780
                                              ----------------  ----------------   ---------------   ---------------
                                                    3,190,767         3,012,554        13,579,914        13,072,563
                                              ----------------  ----------------   ---------------   ---------------
COST OF SALES
     Products                                       2,537,497         2,551,490         9,789,570         9,815,741
     Services                                          36,115            18,042           208,207           317,748
                                              ----------------  ----------------   ---------------   ---------------
                                                    2,573,612         2,569,532         9,997,777        10,133,489
                                              ----------------  ----------------   ---------------   ---------------

GROSS MARGIN                                          617,155           443,022         3,582,137         2,939,074

EXPENSES
  Sales, general and administrative                 8,980,419         8,429,225        33,986,435        28,570,747
  Research and development                          2,879,634         2,747,080        10,834,731        10,606,516
  Exit and termination costs                                -                 -         1,920,000                 -
                                              ----------------  ----------------   ---------------   ---------------
                                                   11,860,053        11,176,305        46,741,166        39,177,263
                                              ----------------  ----------------   ---------------   ---------------

LOSS FROM OPERATIONS BEFORE INTEREST              (11,242,898)      (10,733,283)      (43,159,029)      (36,238,189)

Interest income                                       223,656         1,176,319         2,513,697         4,480,589
Interest and financing expense                           (699)           (7,412)           (8,402)          (16,536)
                                              ----------------  ----------------   ---------------   ---------------

NET LOSS FOR THE PERIOD                           (11,019,941)       (9,564,376)      (40,653,734)      (31,774,136)

Cumulative preferred dividends and accretion
of discount attributable to preferred shares         (887,905)         (850,221)       (3,426,827)       (3,656,355)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS    $ (11,907,846)    $ (10,414,597)    $ (44,080,561)    $ (35,430,491)
                                              ----------------  ----------------   ---------------   ---------------

Weighted average number of common
     shares outstanding                            16,775,455        16,229,554        16,481,916        14,612,172

BASIC AND FULLY DILUTED LOSS PER SHARE          $       (0.71)    $       (0.65)    $       (2.67)    $       (2.42)
                                              ----------------  ----------------   ---------------   ---------------

                              VISIBLE GENETICS INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNITED STATES DOLLARS)


                                                                         YEARS ENDED DECEMBER 31
                                                                        2001               2000
                                                                 ----------------   ---------------


CASH PROVIDED BY (USED IN)
   OPERATING ACTIVITIES
      Net loss for the period                                     $ (40,653,734)    $ (31,774,136)
      Add: Items not involving cash -
         Depreciation                                                 4,651,803         3,078,551
         Amortization                                                 3,069,946         2,211,253
         Patents and licences written off                                65,014           142,165
         Foreign exchange                                                13,903          (163,252)
      Increase ( decrease ) from changes in -
         Trade receivables                                               47,568         2,436,001
         Other receivables                                              418,349          (267,177)
         Prepaids and deposits                                           55,530           (19,863)
         Inventory                                                     (486,797)          219,221
         Other long-term assets                                          24,639          (188,979)
         Accounts payable                                                50,497           789,233
         Accured liabilities                                            (77,522)        1,783,467
                                                                 ---------------   ---------------

                                                                    (32,820,804)      (21,753,516)
                                                                 ---------------   ---------------


CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
         Purchase of fixed assets                                   (13,192,037)       (9,269,045)
         Licenses and patents acquired                               (5,289,287)      (12,413,163)
         Purchase of short-term investments                        (116,002,357)     (356,812,514)
         Redemption of short-term investments                       140,232,288       334,784,805
                                                                 ---------------   ---------------

                                                                      5,748,607       (43,709,917)
                                                                 ---------------   ---------------


CASH PROVIDED BY FINANCING ACTIVITIES
         Common shares issued, net of expenses                       24,026,825        80,929,608
                                                                 ---------------   ---------------

                                                                     24,026,825        80,929,608
                                                                 ---------------   ---------------


EFFECT OF EXCHANGE RATE FLUCTUATIONS ON CASH BALANCES                    71,164           217,143
                                                                 ---------------   ---------------


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS,
     DURING THE YEAR                                                 (2,974,208)       15,683,318
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                         18,476,303         2,792,985
                                                                 ---------------   ---------------

CASH AND CASH EQUIVALENTS, END OF YEAR                            $  15,502,095     $  18,476,303
                                                                 ===============   ===============


SUPPLEMENTAL INFORMATION
      Interest paid                                               $       8,402     $      16,536
      Income taxes paid                                           $           -     $           -

                              VISIBLE GENETICS INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                             (UNITED STATES DOLLARS)



                                                           YEARS ENDED DECEMBER 31
                                                           2001              2000
                                                 ------------------  -----------------


Net loss for the period                            $   (40,653,734)   $   (31,774,136)
Other comprehensive income:
  Foreign currency translation adjustments                  (5,380)          (393,548)
                                                 ------------------  -----------------
Comprehensive loss for the period                  $   (40,659,114)   $   (32,167,684)
                                                 ------------------  -----------------




                              VISIBLE GENETICS INC.
                       CONSOLIDATED STATEMENTS OF DEFICIT
                             (UNITED STATES DOLLARS)


                                                           YEARS ENDED DECEMBER 31
                                                          2001                2000
                                                 ------------------  -----------------


Deficit, beginning of year                         $   (92,038,849)    $  (59,438,142)
Net loss for the period                                (40,653,734)       (31,774,136)
Cumulative preferred dividends and
 accretion of discount attributable to
 preferred shares                                       (4,147,906)          (826,571)
                                                 ------------------  -----------------
Deficit, end of the period                         $  (136,840,489)    $  (92,038,849)
                                                 ------------------  -----------------